CERTIFICATION

OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULES 13a-14(a)/15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Exhibit 31.1

I, Kenneth Hill, certify that:

1.

I have reviewed this quarterly report on Form 10-QSB for the quarter ended October 31, 2007 of Yukon Gold Corporation, Inc. ("Yukon Gold" or the "small business issuer");

2.

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.

Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.

Yukon Gold’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)

 Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Yukon Gold, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)

Evaluated the effectiveness of Yukon Gold’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in Yukon Gold’s internal control over financial reporting that occurred during Yukon Gold’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.

Yukon Gold’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Yukon Gold’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Yukon Gold’s ability to record, process, summarize and report financial information; and

b)

Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Dated: December 14, 2007

                                    /s/Kenneth Hill
Kenneth Hill
Acting CEO
(Acting Chief Executive Officer
of Yukon Gold Corporation, Inc.)

A signed original of this written statement required by Section 906 has been provided to Yukon Gold Corporation, Inc. and will be retained by Yukon Gold Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.